EXHIBIT 23.6

James B. Matthews
P.O. Box 2009, Rowlett, TX 75030-2009
Tel: (972) 271-3030 Fax: (972) 271-3025

January 22, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Lexington Resources, Inc. - Form SB-2 Registration Statement

Dear Sirs:

As an independent equipment valuator and appraiser, we hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement Amendment No. 4 for Lexington Resources, Inc., dated on or about January 22, 2007, and thereafter, and for any subsequent amendment or amendments thereto in connection therewith, of the following:

  Our report titled "Appraisal Report for the Specific Listed Assets Part of Proceedings, Oak Hills Drilling & Operating, LLC, 225 Kingsberry Road, Post Office Box 470, Holdenville, OK 74848", dated as of December 16, 2005 as with an effective date of Valuation of December 2, 2005, which was prepared by us for Lexington Resources, Inc.

In addition, we hereby also consent to the reference to our name included in the referenced Registration Statement for Lexington Resources, Inc.

Yours truly,

/s/ James. B. Matthews

James B. Matthews, ASA
Machinery & Equipment Appraiser